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                                                                    Exhibit 99.1

Amgen to Acquire Filgrastim and Pegfilgrastim in Europe From Roche

THOUSAND OAKS, Calif. and BASEL, Switzerland, May 7 /PRNewswire-FirstCall/ -- Roche and Amgen (Nasdaq: AMGN - news) announced today that Amgen has purchased
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from Roche the assets and business related to filgrastim and pegfilgrastim in the European Union, Switzerland and Norway.

Filgrastim and pegfilgrastim are white-cell boosting therapeutics that are used to decrease the incidence of neutropenia, which can lead to patients contracting potentially life threatening infections following chemotherapy. Filgrastim has been commercialized by Amgen and Roche under the Neupogen(R) and Granulokine(R) trade names. Amgen also currently markets in the U.S. pegfilgrastim, as Neulasta(TM), a long-acting version of filgrastim.

In December 2001 Roche announced the planned merger of its Japanese subsidiary with the Japanese company Chugai. As a result of this merger, Roche is selling part of its European filgrastim and pegfilgrastim business to Amgen, as Chugai commercializes a competitive drug.

Amgen will pay Roche $137.5 million for this acquisition. Roche will continue as the licensee for filgrastim and pegfilgrastim in certain countries in Eastern Europe, the Middle East, Africa, Asia and Latin America.

About Filgrastim and Pegfilgrastim

Filgrastim and pegfilgrastim are a supportive part of treatment for many patients receiving cancer chemotherapy. Some cancer drugs, in addition to attacking the cancer, destroy the patient's white blood cells, which are extremely important in fighting infection. Consequently, these patients are prone to developing severe, and even life-threatening, infections. Filgrastim and pegfilgrastim restore the number of white blood cells and thus improve their ability to kill infecting micro-organisms.

About Amgen

Amgen is a global biotechnology company that discovers, develops, manufactures and markets important human therapeutics based on advances in cellular and molecular biology. Amgen is headquartered in Thousand Oaks, CA, USA, with European headquarters in Lucerne, Switzerland.

About Roche

Headquartered in Basel, Switzerland, Roche is one of the world's leading research-oriented healthcare groups in the fields of pharmaceuticals, diagnostics and vitamins. Roche's innovative products and services address prevention, diagnosis and treatment of diseases, thus enhancing people's well-being and quality of life.

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Forward-Looking Statements

This news release contains forward-looking statements that involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including our most recent Form 10-Q. Amgen conducts research in the biotechnology/pharmaceutical field where movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product.

Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. In addition, sales of our products are affected by reimbursement policies imposed by third party payors, including governments, private insurance plans and managed care providers. These government regulations and reimbursement policies may affect the development, usage and pricing of our products.

In addition, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors.

Because forward-looking statements involve risks and uncertainties, actual results may differ materially from current results expected by Amgen. Amgen is providing this information as of May 7, 2002 and expressly disclaims any duty to update information contained in this press release.

    CONTACT: Amgen

        Jeff Richardson, 805/447-3227 (media)
        Cary Rosansky, 805/447-4634 (investors)



        Roche:

        Jacqueline Wallach, 41-61-688-8888



    All trademarks used or mentioned in this release are legally protected.